UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2008

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53175	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 5, 2008, through one or more of our indirect wholly-owned subsidiary, we closed on the purchase of four hotels. The owner of the hotels has no material relationship with us or our subsidiaries, other than through the assignment and assumption agreement.

The table below describes the hotels:

Hotel Location	Franchise (a)	Number of Rooms	Purchase Price
Carolina Beach, North Carolina	Courtyard	144	$24,213,746

Charlottesville, Virginia	Courtyard	137	27,900,000

Virginia Beach, Virginia	Courtyard	141	27,100,000

Virginia Beach, Virginia	Courtyard	160	39,700,000

TOTAL		582	$118,913,746

Note:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

The purchase price for each hotel was funded by the Company’s cash on hand.

As a result of the closings described above, a total of four closings have occurred under an assignment and assumption agreement executed on May 9, 2008 for the potential purchase of eight hotels. Additional information regarding the assignment and assumption agreement, the four hotels listed above and the remaining four hotels is set forth in our Form 8-K dated May 9, 2008 and filed with the Securities and Exchange Commission on May 15, 2008, which is incorporated herein by reference. There can be no assurance at this time that any further closings will occur under the assignment and assumption agreement.

Item 9.01.	Financial Statements and Exhibits.

a.	Financial statements of businesses acquired.

(Financial statements will be filed as necessary by amendment within the required time period)

b.	Pro forma financial information.

(Pro forma financial information will be filed as necessary by amendment within the required time period)

c.	Shell company transaction.

None

d.	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

June 6, 2008